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                        FIRST AMENDMENT
                               TO
        AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
                   Dated as of June 30, 1996




     This First Amendment to Amended and Restated Revolving Credit Agreement (this "Amendment") is dated as of June 30, 1996 by and among Merisel Americas, Inc., a Delaware corporation ("Merisel Americas"), Merisel Europe, Inc., a Delaware corporation ("Merisel Europe") (Merisel Americas and Merisel Europe each referred to herein individually as a "Borrower" and collectively as the "Borrowers"), Merisel, Inc., a Delaware corporation ("Merisel Parent"), as guarantor, the Lenders signatory hereto, Citicorp USA, Inc. as Agent for the Lenders, and Citibank, N.A., as Designated Issuer, and is made with reference to that certain Amended and Restated Revolving Credit Agreement dated as of April 12, 1996 (the "Existing Agreement") by and among Merisel Americas, Merisel Europe, Merisel Parent, as guarantor, the Lenders (as defined therein), Citicorp USA, Inc., as Agent for the Lenders, NationsBank of Texas, N.A., as Co-Agent for the Lenders, and Citibank, N.A., as Designated Issuer. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Existing Agreement.


                            RECITAL


     The parties hereto have agreed to amend the Existing
Agreement as hereinafter set forth in accordance with Section
11.01 of the Existing Credit Agreement.

     IN CONSIDERATION of the mutual promises and covenants set forth herein, the parties hereto agree as follows:


SECTION 1.     AMENDMENT TO THE EXISTING AGREEMENT


     1.1 The Existing Agreement is hereby amended by deleting in its entirety Section 7.01(l) and inserting in its place the following:

               "(l) Minimum Accounts Payable.

               Maintain, on the last day of each period indicated below, the Consolidated amount of accounts payable of Merisel Parent of not less than the correlative amount indicated below:


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               Period              Amount

          First Quarter of 1996    $ 475,000,000
          Second Quarter of 1996   $ 420,000,000
          Third Quarter of 1996    $ 475,000,000
          Fourth Quarter of 1996   $ 575,000,000
          First Quarter of 1997    $ 575,000,000."


     1.2 The Existing Agreement is hereby amended by deleting in its entirety clause (xi) of Section 7.02(a) and inserting in its place the following:


               "(xi) Liens permitted under that certain letter dated as of June 30, 1996 between the Borrowers and the Majority Lenders, as amended from time to time."


SECTION 2.     AMENDMENT EFFECTIVE DATE; SUBSEQUENT AMENDMENT
               FEES

     2.1 This Amendment shall become effective as of June 30, 1996 (the "Amendment Effective Date"); provided, however, that this Amendment shall not be effective if the following conditions are not satisfied on or before August 12, 1996: (i) the delivery by Merisel Canada of a Consent and Acknowledgement in the form of Annex A hereto; (ii) the delivery by the Borrowers and Merisel Parent to the Lenders (or to the Agent with sufficient originally executed copies, where appropriate, for each Lender) of (a) certified resolutions of their respective Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment, (b) signature and incumbency certificates of the officers executing this Amendment, and (c) executed copies of this Amendment; (iii) all corporate and other proceedings required to be taken in connection with the transactions contemplated hereby shall have been taken; and (iv) the Borrowers shall have paid to each Lender that shall have executed and delivered to the Agent by 5:00 p.m. (Los Angeles time) on August 9, 1996 signature pages to this Amendment, an amendment fee in an amount equal to (x) the greater of (A) 0.10% and (B) the percentage applicable to any amendment fee that the holders of the Senior Notes may be paid in connection with the amendments similar to those effected by this Amendment multiplied by (y) such Lender's Commitment.

     2.2 The Borrowers agree to promptly pay to each Lender that shall have executed and delivered subsequent to 5:00 p.m. (Los Angeles time) on August 9, 1996 and prior to 5:00 p.m. (Los Angeles time) on August 20, 1996 counterpart signature pages to this Amendment and the letter referred to in Section 7.02(a)(xi)
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of the Amended Agreement (as amended by this Amendment) (the
"Letter"), the amendment fee referred to in clause (iv) of
Section 2.1 of this Amendment; provided however that if the Majority Lenders shall not have executed and delivered by 5:00 p.m. (Los Angeles time) on August 9, 1996, counterpart signature pages to this Amendment and the Letter or the conditions set forth in Section 2.1 of this Amendment have not been satisfied or waived on or prior to August 9, 1996, the Borrowers shall have no obligation to pay any amendment fees pursuant to this Section
2.2. Failure of the Borrowers to comply with this provision shall constitute and Event of Default under the Amended Agreement.

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF THE BORROWERS
               AND MERISEL PARENT

     In order to induce the Lenders to enter into this Amendment and to amend the Existing Agreement in the manner provided herein, the Borrowers and Merisel Parent represent and warrant to each Lender that the following statements are true, correct and complete:

Corporate Power and Authority

     Each Borrower and Merisel Parent has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its respective obligations under, the Existing Agreement as amended by this Amendment (the "Amended Agreement").

Authorization of Agreements

     The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action by each Borrower and Merisel
Parent.

No Conflict

     The execution and delivery by each Borrower and Merisel Parent of this Amendment and the performance by each Borrower and Merisel Parent of the Amended Agreement do not and will not (i) violate any provision of law, rule or regulation applicable to the Borrowers, Merisel Parent or any of their respective Subsidiaries, the Certificate of Incorporation or bylaws of the Borrowers, Merisel Parent or any of their respective Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of the Borrowers, Merisel Parent or any of their respective Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon
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any of their properties or assets, or (iv) require any approval of stockholders or any approval or consent of any Person under any contractual obligation of the Borrowers, Merisel Parent or any of their respective Subsidiaries.

Governmental Consents

     The execution and delivery by the Borrowers and Merisel Parent and the performance by the Borrowers and Merisel Parent of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Federal, state or other governmental authority or regulatory body.

Binding Obligation

     This Amendment and the Amended Agreement are the legally valid and binding obligation of the Borrowers and Merisel Parent, enforceable against each of them in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

Incorporation of Representations and Warranties From Existing
Agreement

     The representations and warranties contained in Article VI of the Existing Agreement are and will be true, correct and complete in all material respects on and as of the Amendment Effective Date to the same extent as though made on and as of that date, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they are true, correct and complete in all material respects as of such earlier date.

Absence of Default

     After giving effect to this Amendment, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment which would constitute an Event of Default, or an event that with the passage of time, the giving of notice or both would constitute an Event of Default.


SECTION 4.     MISCELLANEOUS

     Reference to and Effect on the Existing Agreement and the Other Loan Documents

     (i) On and after the Amendment Effective Date, each reference in the Existing Agreement to "this Agreement",
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"hereunder", "hereof", "herein", or words of like import
referring to the Existing Agreement, and each reference in the other Loan Documents to the "Revolving Credit Agreement", "thereunder", "thereof" or words of like import referring to the Existing Agreement shall mean and be a reference to the Existing Agreement as amended by this Amendment.

     (ii) Except as specifically amended by this Amendment, the Existing Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

     (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Lender under, the Existing Agreement or any of the other Loan Documents.

Execution and Counterparts

     This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

Headings

     Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

Applicable Law

     THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES
HERETO AND ALL OTHER ASPECTS HEREOF SHALL BE DEEMED TO BE MADE
UNDER, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED
IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.
                            -5-


          IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amended and Restated Revolving Credit
Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                        THE BORROWERS

                              MERISEL AMERICAS, INC.


                                By:______________________________
                                   Name:
                                   Title:

                              MERISEL EUROPE, INC.


                               By:_______________________________
                                   Name:
                                   Title:



                                   THE PARENT GUARANTOR

                              MERISEL, INC.


                                By:______________________________
                                   Name:
                                   Title:

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                                        THE AGENT

                              CITICORP USA, INC., as Agent


                                By:______________________________
                                   Name:
                                   Title:


                                   THE DESIGNATED ISSUER

                              CITIBANK, N.A., as Designated
Issuer


                                By:______________________________
                                   Name:
                                   Title:


PERCENT OF COMMITMENTS             THE LENDERS

 11.67%                      THE LONG-
                              TERM CREDIT BANK OF JAPAN, LTD.,
                              LOS ANGELES AGENCY


                                By:______________________________
                                   Name:
                                   Title:
10.00%

                              INDUSTRIAL BANK OF JAPAN, LIMITED,
                              LOS ANGELES AGENCY


                                By:_____________________________
                                   Name:
                                   Title:


8.33%                         NBD BANK


                                By:______________________________
                                   Name:
                                   Title

        6.67%
                              WESTDEUTSCHE LANDESBANK
                              GIROZENTRALE, NEW YORK AND CAYMAN
                              ISLANDS BRANCHES

                                By:______________________________
                                   Name:
                                   Title:

                                By:______________________________
                                   Name:
                                   Title:


     6.67%                    HEINE SECURITIES CORPORATION


                                By:______________________________
                                   Name:
                                   Title:



     11.23%                   BEAR, STEARNS & CO. INC.


                                By:______________________________
                                   Name:
                                   Title:



     13.33%                   NOMURA HOLDING AMERICA, INC.


                                By:______________________________
                                   Name:
                                   Title:



     24.85%                   CARGILL FINANCIAL SERVICES
                              CORPORATION


                                By:______________________________
                                   Name:
                                   Title:



     7.25%                    GOLDMAN SACHS CREDIT PARTNERS L.P.

                                By:______________________________
                                   Name:
                                   Title:




                            ANNEX A

                  CONSENT AND ACKNOWLEDGEMENT



          The undersigned hereby consents to the terms of the First Amendment to Amended and Restated Revolving Credit Agreement dated as of June 30, 1996 (the "Amendment") with respect to the Amended and Restated Revolving Credit Agreement dated as of April 12, 1996 (as amended, the "Credit Agreement") among Merisel Americas, Inc. and Merisel Europe, Inc. as Borrowers, Merisel, Inc. as Guarantor, the Lenders party thereto, Citicorp USA, Inc. as Agent, NationsBank of Texas, N.A. as Co-Agent and Citibank, N.A. as Designated Issuer, and hereby confirms and agrees that each Loan Document executed by the undersigned pursuant to and as defined in the Credit Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that, on and after the effective date of the Amendment, each reference in each such Loan Document to "the Credit Agreement," "thereunder," "thereof," "therein" or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by the Amendment.

                              MERISEL CANADA, INC.


                              By: ________________________

                              Title: _____________________

Dated:  As of June 30, 1996